EXHIBIT 10(y)

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Agreement") is made as of this 30th day of November 1995, between CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation with offices at 451 North Cannon Avenue, Lansdale, Pennsylvania 19446 (the "Company"), and JAMES E. GOLINVEAUX, an individual residing at 111 Clover Leaf Lane, North Wales, PA 19454 (the "Employee").

                  1. Employment. The company hereby employs the Employee in an executive capacity, and the Employee accepts such employment. During the term of employment under this Agreement (the "Employment Term"), the Employee shall perform such duties as shall reasonably be required of an executive-level employee of the Company.

                  2. Performance. The Employee shall devote his entire business efforts to the performance of his duties hereunder.

                  3. Employment Term. Unless otherwise terminated in accordance with this Agreement, the Employment Term shall consist of an initial term commencing on the date hereof and ending on August 31, 1998 (the "Initial Term") and automatic successive one-year renewal terms.

                  4.     Termination Without Compensation.

                         (a) The Employment Term may be terminated by either
party hereto at the end of the Initial Term or any one-year renewal term if at least 90 days prior to the termination of the term then in effect, the party desiring to terminate the Employment Term shall give the other party written notice of its or his decision to terminate the Employment Term as of the end of the term then in effect.

                         (b) The Employment Term created hereunder may also be
terminated by the Company without written notice upon the occurrence of any of the following:

                                  (i)    the death of the Employee;

                                  (ii)   the commission by the Employee of any
                                         deliberate and premeditated act against
                                         the interests of the Company;

                                  (iii)  the conviction by the Employee of a
                                         felony;

                                  (iv)   the breach by the Employee of any
                                         terms of this Agreement not cured
                                         within 30 days subsequent to
                                         notice in writing from the Company
                                         to the Employee of the breach; or




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                                  (v)    the inability of the Employee to
                                         perform his duties hereunder by reason
                                         of any disability for a period of more
                                         than one year if the Company shall have
                                         given the Employee notice of the
                                         Company's desire to terminate at least
                                         30 days prior to the date of
                                         termination.  For purposes of this
                                         Section 4(b) (v), "disability" has the
                                         same meaning as set forth in the
                                         Company's current disability insurance
                                         policy.  During the one-year period
                                         specified herein, any amounts payable
                                         to the Employee under the Company's
                                         disability insurance policy shall be
                                         deducted from the compensation payable
                                         to the Employee hereunder.

                  5. Compensation. The basic annual compensation of the Employee for his employment services hereunder shall be at least $120,000.00 (the "Salary"), which shall be payable in equal monthly installments. In addition to the Salary payable pursuant to this Section 5, the Employee shall be entitled to receive such benefits that are generally available to all employees of the Company from time to time. However, the Employee's continued eligibility under any incentive compensation or bonus arrangement in which he currently participates shall be subject to the sole discretion of the Company.

                  6. Agreement Not to Compete. The Employee agrees that for a period equal to (a) the time during which the Employee is employed by the Company, or if longer, receiving payments from the Company after termination of his employment, plus (b) an additional one year thereafter, he will not, directly or indirectly, in any capacity engage in any business, or assist, render services to or have a financial interest in any person or entity that engages in any business that competes within the United States with the Company or with any person or entity controlling, controlled by or under common control with the Company (each such person or entity is referred to as a "Company Affiliate"), including any majority-owned subsidiary of the Company's parent corporation, Central Sprinkler Corporation. Such one-year period is referred to herein as the "Non-Competition Period." The foregoing restriction prohibits, among other things, soliciting the employees of the Company or of any Company Affiliate to become employees of or to otherwise assist any such competing person or entity. The Employee expressly agrees that upon breach of this Section 6 or Section 7 of this Agreement, the Company, in addition to all other remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction.

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                  7. Secret Processes and Confidential Information. The Employee
agrees that during his Employment Term and thereafter, he will not divulge, other than in the regular and proper course of business of the Company, any knowledge or information with respect to the operation or finances of the Company or any Company Affiliate or with respect to confidential or secret processes, techniques, machinery, plans, devices or products licensed to or by, manufactured or sold by the Company or any Company Affiliate; provided, however, that the Employee has no obligation, expressed or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public without breaching this Agreement. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company shall become and be the sole property of the Company unless released in writing by the Company.

                  8.  Termination with Compensation.

                         (a)  At any time during the Employment Term, the
Company shall have the right to remove the Employee from the position in which he is employed hereunder without cause. Under such circumstances, the Employee's Salary then in effect hereunder shall continue for the remainder of the Initial Term, or any renewal term then in effect. In addition, during the Non-Completion Period, the Employee's Salary shall continue pursuant to the adjustment terms set forth in paragraph (b) of this Section 8. The Employee, however, may elect not to receive the Salary during the Non-Competition Period, in which case the Employee will be received of all obligations set forth in
Section 6 of this Agreement.

                         (b)  Upon the commencement of the Non-Competition
Period, and provided the Employee shall not have elected under paragraph (a) of this Section 8 to forego the Salary during the Non-Competition Period, the Salary then in effect shall be adjusted annually by the Company in accordance with the Philadelphia Consumer Price Index for Urban Wage Earners and Clerical Workers (the "Consumer Price Index") issued by the Bureau of Labor Statistics of the U.S. Department of Labor, as published for the month of December in the year in which the Salary is to be adjusted. During this period the Employee will receive the greater of (i) the Salary in effect at the time of the adjustment or
(ii) the Salary as adjusted by the Consumer Price Index. If the Consumer Price Index is discontinued, the Company and the Employee shall use a comparable price index or formula.



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                  9.  General.

                         (a) Governing Law. The terms of this Agreement shall be
governed by the laws of the Commonwealth of Pennsylvania.

                         (b) Assignability. The Employee may not assign his
interest in this Agreement.

                         (c) Binding Effect. This Agreement shall be binding
upon and insure to the benefit of the Company, its successors and assigns.

                         (d) Notices. Any notices required hereunder shall be in
writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the addresses set forth on page 1 of this Agreement or to such other address that any party may designate with respect to itself or himself by notice to the other party.

                         (e) Entire Agreement; Modification. This Agreement
constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way expect in writing by the parties hereto. This Agreement supersedes and cancels any other Employment Agreements now in effect between the parties, including the Employment Agreement between the Company and the Employee dated as of February 8, 1993.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement the day and year first written above.

                            CENTRAL SPRINKLER COMPANY

                            /s/George G. Meyer
                            ------------------------
                            George G. Meyer, President

                            EMPLOYEE

                            /s/James E. Golinveuax
                            ------------------------
                            James E. Golinveaux



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